EXHIBIT 10.1

JOINDER AND SUPPLEMENT

to

INTERCREDITOR AGREEMENT

Reference is made to that certain Intercreditor Agreement, dated as of December 24, 2008 and supplemented as of April 15, 2009 and June 10, 2009 (as supplemented on the date hereof through the execution and delivery of this Agreement and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A., as Credit Agreement Agent and each Other First Priority Lien Obligations Agent from time to time party thereto, each in its capacity as First Lien Agent, U.S. Bank National Association, as Trustee and each collateral agent for any Future Second Lien Indebtedness from time to time party thereto, each in its capacity as Second Priority Agent (attached hereto as Exhibit A). Capitalized terms used but not defined herein shall have the meanings assigned in the Intercreditor Agreement.

This Joinder and Supplement to the Intercreditor Agreement (this “Agreement”), dated as of September 11, 2009 (the “Effective Date”), by and among (i) U.S. Bank National Association, as trustee (the “New Trustee”) pursuant to a second supplemental indenture to be entered into as of the date hereof (the “Second Supplemental Indenture”) among Harrah’s Operating Company, Inc. (“HOC”), Harrah’s Entertainment, Inc. (“HET”) and U.S. Bank National Association, as trustee (the “Indenture Trustee”), that supplements the indenture, dated as of June 10, 2009 (the “Base Indenture”), by and among Harrah’s Escrow Corporation (“Escrow Corp.”), Harrah’s Operating Escrow LLC (together with Escrow Corp., the “Escrow Issuers”), HET, as guarantor, and the Indenture Trustee as supplemented by the supplemental indenture, dated June 10, 2009 (the “First Supplemental Indenture” and, together with the Second Supplemental Indenture and the Base Indenture, the “First Lien Indenture”) among the Escrow Issuers, HOC and the Indenture Trustee, pursuant to which HOC assumed the obligations of the Escrow Issuers under the Base Indenture, (ii) U.S. Bank National Association, as Trustee under the Intercreditor Agreement, (iii) Bank of America, N.A., as Credit Agreement Agent under the Intercreditor Agreement, (iv) U.S. Bank National Association as a Second Priority Agent under the Intercreditor Agreement, and (v) any other First Lien Agent and Second Priority Agent from time to time party to the Intercreditor Agreement, has been entered into to record the accession of the New Trustee as an Other First Priority Lien Obligations Agent under the Intercreditor Agreement on behalf of the holders of the 11.25% Senior Secured Notes due 2017 (the “New Notes”) issued pursuant to the First Lien Indenture.

The parties to this Agreement hereby agree as follows:

A. The New Trustee agrees to become, with immediate effect, a party to and agrees to be bound by the terms of the Intercreditor Agreement as an Other First Priority Lien Obligations Agent, as if it had originally been party to the Intercreditor Agreement as a First Lien Agent.

B. The Obligations under the New Notes, the First Lien Indenture and any other document or agreement entered into pursuant thereto are designated as Other First Priority Lien Obligations. The Lien on the Common Collateral securing such Other First Priority Lien Obligations shall have priority over and be senior in all respects to all Liens on the Common Collateral securing any Second Priority Claims on the terms set forth in the Intercreditor Agreement and shall be equal and ratable with all Liens on the Common Collateral securing any other Senior Lender Claims.

C. The New Trustee confirms that its address for notices pursuant to the Intercreditor Agreement is as follows:

U.S. Bank National Association EP-MN-WS3C, 60 Livingston Avenue St. Paul, MN 55107-1419 Telephone: (651) 495-3909 Facsimile: (651) 495-8097 Attn: Corporate Trust Services, Raymond S. Haverstock

D. Each party to this Agreement (other than the New Trustee) confirms the acceptance of the New Trustee as an Other First Priority Lien Obligations Agent for purposes of the Intercreditor Agreement.

E. Except as expressly provided herein, in the Intercreditor Agreement or in any Other First Priority Lien Obligations Documents, the New Trustee is acting in the capacity of Other First Priority Lien Obligations Agent solely with respect to the Senior Lender Claims owed to the New Trustee and the holders of the New Notes issued pursuant to the First Lien Indenture. For the avoidance of doubt, the provisions of Article VII of the First Lien Indenture applicable to the New Trustee thereunder shall also apply to the New Trustee acting under or in connection with the Intercreditor Agreement.

F. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

G. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

U.S. BANK NATIONAL ASSOCIATION as New Trustee and Other First Priority Lien Obligations Agent

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

Acknowledged and Agreed:

HARRAH’S OPERATING COMPANY, INC.

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President, Chief Financial Officer and Treasurer

HARRAH’S ENTERTAINMENT, INC.

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President, Chief Financial Officer and Treasurer

BANK OF AMERICA, N.A. as Credit Agreement Agent

By:	/s/ John McCusker
Name:	John McCusker
Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION as Second Priority Agent

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

Exhibit A